UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 20, 2018

Lakeland Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(Address of Principal Executive Offices) (Zip Code)

(973) 697-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2018, James E. Hanson II was appointed to the Boards of Directors of Lakeland Bancorp, Inc. (“Lakeland”) and Lakeland Bank. Mr. Hanson, age 59, is President and CEO of The Hampshire Companies, a full service, private real estate investment firm based in Morristown, New Jersey.

Mr. Hanson will serve on the Lakeland Board’s Nominating and Corporate Governance and Risk Committees. It is expected that Lakeland’s Board will nominate Mr. Hanson to be elected by Lakeland’s shareholders at its 2019 annual meeting for a one year term expiring in 2020.

A copy of the press release announcing Mr. Hanson’s appointment is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of Lakeland Bancorp, Inc., dated June 22, 2018, announcing the appointment of James E. Hanson II as a director of Lakeland Bancorp, Inc. and Lakeland Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.

Date: June 22, 2018	By:	/s/ Timothy J. Matteson
Name: Timothy J. Matteson
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary